                                                                    EXHIBIT 99.2



NEWS RELEASE

Media Contacts:                      Financial Analyst
Corporate Communications             William J. Ruehle
Bill Blanning or Eileen Algaze       Vice President and Chief Financial Officer
949-450-8700                         949-450-8700
blanning@broadcom.com                Billr@broadcom.com
ealgaze@broadcom.com



            BROADCOM REPORTS RECORD THIRD QUARTER REVENUE AND PROFIT

IRVINE, Calif. - October 18, 2000 - Broadcom Corporation (Nasdaq: BRCM) today reported record revenue and profit for its third fiscal quarter, ended September 30, 2000.

Revenue for the third quarter was a record $319.2 million, an increase of 128.7% over the $139.6 million reported in the third quarter of 1999 and an increase of 30.2% over the $245.2 million reported in the second quarter of 2000. Pro forma net income was a record $78.7 million, or $.30 per share (diluted). This compares with pro forma net income of $28.7 million, or $.12 per share (diluted), for the same quarter in 1999 and with pro forma net income of $61.1 million, or $.24 per share (diluted), in the second quarter of 2000. Diluted earnings per share for the quarter were based on 264.8 million weighted average shares outstanding, compared to 238.3 million weighted average shares outstanding in the third quarter of 1999 and to 253.9 million weighted average shares outstanding in the second quarter of 2000.

Pro forma net income excludes the effects of acquisition-related expenses and payroll taxes on certain stock option exercises. Including these charges, net loss for the third quarter was $19.4 million, or $.09 per share, compared with net income of $24.6 million, or $.10 per share (diluted), in the same quarter in 1999, and with net income of $55.9 million, or $.22 per share (diluted), in the second quarter of 2000.

During the third quarter, Broadcom announced three key acquisitions - Altima Communications, Inc., Silicon Spice Inc. and NewPort Communications, Inc. - and closed a fourth acquisition, Innovent Systems, Inc., first announced in June. The Altima transaction also closed within the quarter. All four acquisitions will be accounted for under the purchase method of accounting.

"The 30 percent sequential revenue increase we experienced this quarter was the result of continued strong momentum in the broadband markets we serve," said Dr. Henry T. Nicholas III, President and CEO of Broadcom Corporation. "We saw brisk demand across our business lines, from set-top boxes and cable modems to enterprise networking equipment."

"This across-the-board demand underscored a trend that we are helping to drive: the rapid convergence of broadband technologies and markets," Nicholas said. "A good example of this was our introduction during the quarter of a groundbreaking single-chip cable modem solution that brings together a range of capabilities, including those for set-top boxes, cable modems, home networking, Voice over Internet Protocol and Ethernet connectivity. This product, the BCM3352, allows cable operators worldwide to provide residential gateways capable of delivering four lines of primary line digital telephone, IP video, home networking and `always on' cable modem Internet services over cable systems and home phone lines."

During the quarter, Broadcom significantly expanded its wide area networking
(WAN) offerings, announcing the acquisitions of NewPort Communications and Silicon Spice. At the recent Networld+Interop industry trade show, Broadcom demonstrated NewPort's 2.5 Gigabit per second (Gbps) OC-48 and 10 Gbps OC-192 SONET transceivers. Together these products have garnered 37 design wins with leading networking OEMs. The company also demonstrated Silicon Spice's reconfigurable communications processor, showing superior Voice over IP (VoIP) capabilities when paired with both Broadcom's internally-developed technology and telephony software gained last year in the acquisition of HotHaus Technologies. The Silicon Spice and NewPort Communications acquisitions closed in early October. On October 17, Broadcom further extended its portfolio of WAN products, technologies and expertise, announcing the acquisition of Allayer Communications, a leading developer of high-performance enterprise and optical networking communications chips. Allayer's switch technology supports both 1 Gigabit and 10 Gigabit-per-second Ethernet speeds, and serves as the metropolitan area network (MAN) intersection between access (IP-based) networks and transport (SONET-based) networks.

In enterprise networking, Broadcom made a number of significant announcements during the quarter, including the introduction of its third generation Gigabit Ethernet over copper transceiver, a product which integrates two 10/100/1000 ports on a single chip. Broadcom is the dominant market leader in Gigabit Ethernet over copper, with nearly a million ports of transceivers shipped. This leadership position was further bolstered by the announcement in July that Apple Computer will use Broadcom's Gigabit Ethernet transceiver as a standard part on all of the computer maker's new dual-processor PowerMac G4 systems.

Additionally in the networking area, Broadcom demonstrated the world's fastest e-Commerce security processor, another example of fruits of an earlier acquisition (BlueSteel Networks).

To better serve the small and medium-sized business networking market, Broadcom acquired Altima Communications, which focuses on small business 10/100 Ethernet switches, repeaters and transceivers. These products are designed and optimized for the cost-sensitive, value-oriented customer, with an emphasis on low power consumption, small OEM product footprint, and low total system cost. In this market segment, Broadcom also delivered new 5-port and 8-port expandable 10/100 ROBOswitch-plus family of Ethernet Switch-on-a-Chip products.

On October 4, Broadcom announced the acquisition of Element 14, Inc., a leading developer of high port density, low power DSL chipsets. U.K.-based Element 14 is developing what is anticipated to be the industry's first 12-port, full-rate ADSL solution for the central office (CO). The acquisition is expected to close in the current quarter.

"We believe that the combination of Broadcom's existing leadership position in VDSL with Element 14's ADSL capabilities will provide our markets with the most comprehensive product portfolio available for copper twisted pair broadband delivery," Nicholas concluded.

Broadcom's restated historical consolidated financial statements for 1999, reflecting the effects of the four pooling-of-interest acquisitions completed in 2000 to date, were reported on a Form 8-K/A filed with the Securities and Exchange Commission on July 10, 2000. Broadcom's unaudited pro forma combined financial statements including the effects of the Innovent Systems acquisition were reported on a Form 8-K/A filed with the SEC on October 2, 2000.

ABOUT BROADCOM
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and can be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, the volume of our product sales and pricing concessions on volume sales; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, VoIP, carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, xDSL and wireless communications; delays in the adoption and acceptance of industry standards in the foregoing markets; the risks inherent in our acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our product cost reduction efforts; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.

                              BROADCOM CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       THREE MONTHS ENDED     NINE MONTHS ENDED
                                          SEPTEMBER 30,          SEPTEMBER 30,
                                       -------------------   -------------------
                                         2000       1999       2000       1999
                                       --------   --------   --------   --------
Revenue                                $319,155   $139,561   $755,923   $359,227
Cost of revenue                         135,359     56,261    316,496    145,162
                                       --------   --------   --------   --------
Gross profit                            183,796     83,300    439,427    214,065
Operating expense:
Research and development                 62,502     30,234    153,990     82,560
Selling, general and administrative      27,817     14,610     67,545     42,175
                                       --------   --------   --------   --------
Income from operations                   93,477     38,456    217,892     89,330
Interest and other income, net            4,934      2,156     12,984      5,869
                                       --------   --------   --------   --------
Income before income taxes               98,411     40,612    230,876     95,199
Provision for income taxes               19,682     11,904     46,175     27,131
                                       --------   --------   --------   --------
Pro forma net income                   $ 78,729   $ 28,708   $184,701   $ 68,068
                                       ========   ========   ========   ========

Pro forma basic earnings per share     $    .36   $    .14   $    .86   $    .34
                                       ========   ========   ========   ========
Pro forma diluted earnings per share   $    .30   $    .12   $    .72   $    .29
                                       ========   ========   ========   ========

Weighted average shares (basic)         220,510    203,756    215,444    199,660
                                       ========   ========   ========   ========
Weighted average shares (diluted)       264,812    238,333    257,111    232,469
                                       ========   ========   ========   ========

PRO FORMA ONLY

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. The pro forma statements for the three months ended September 30, 2000 have been adjusted to eliminate $45.7 million of in-process research and development expense; $8.3 million of payroll tax expense on certain stock option exercises; $27.6 million of stock-based compensation expense related to mergers and acquisitions ("M&A"); and $24.9 million of amortization of goodwill and purchased intangibles related to M&A; and reflect a pro forma effective tax rate of 20%.

The pro forma statements for the three months ended September 30, 1999 have been adjusted to eliminate $.7 million of payroll tax expense on certain stock option exercises; $1.0 million of stock-based compensation expense; and $4.1 million of merger-related expense; and reflect a pro forma effective tax rate of 29.3%.

The pro forma statements for the nine months ended September 30, 2000 have been adjusted to eliminate $45.7 million of in-process research and development expense; $14.8 million of payroll tax expense on certain stock option exercises; $30.7 million of stock-based compensation expense related to M&A; $24.9 million of amortization of goodwill and purchased intangibles related to M&A; and $4.7 million of merger-related expense; and reflect a pro forma effective tax rate of 20%.

The pro forma statements for the nine months ended September 30, 1999 have been adjusted to eliminate $2.9 million of payroll tax expense on certain stock option exercises; $2.8 million of stock-based compensation expense; $15.2 million of merger-related expense; and $17.0 million of litigation settlement costs; and reflect a pro forma effective tax rate of 28.5%.

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

                              BROADCOM CORPORATION
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                                     SEPTEMBER 30,           SEPTEMBER 30,
                                                 ---------------------   -------------------
                                                    2000        1999       2000       1999
                                                 ---------    --------   --------   --------
Revenue                                          $ 319,155    $139,561   $755,923   $359,227
Cost of revenue(1)(2)                              135,908      56,308    317,430    145,316
                                                 ---------    --------   --------   --------
Gross profit                                       183,247      83,253    438,493    213,911
Operating expense:
    Research and development(1)(2)                  67,945      30,635    163,350     84,295
    Selling, general and administrative(1)(2)       30,148      14,869     72,097     43,211
    Stock-based compensation                        27,615         959     30,655      2,816
    Amortization of goodwill and
       purchased intangible assets                  24,936          --     24,936         --
    In-process research and development             45,660          --     45,660         --
    Merger-related costs                                --       4,088      4,745     15,210
    Litigation settlement costs                         --          --         --     17,036
                                                 ---------    --------   --------   --------
Income (loss) from operations                      (13,057)     32,702     97,050     51,343
Interest and other income, net                       4,934       2,156     12,984      5,869
                                                 ---------    --------   --------   --------
Income (loss) before income taxes                   (8,123)     34,858    110,034     57,212
Provision for income taxes                          11,241      10,264     34,872     17,730
                                                 ---------    --------   --------   --------
Net income (loss)                                $ (19,364)   $ 24,594   $ 75,162   $ 39,482
                                                 =========    ========   ========   ========

Basic earnings  (loss) per share                 $    (.09)   $    .12   $    .35   $    .20
                                                 =========    ========   ========   ========
Diluted earnings (loss) per share                $    (.09)   $    .10   $    .29   $    .17
                                                 =========    ========   ========   ========

Weighted average shares (basic)                    220,510     203,756    215,444    199,660
                                                 =========    ========   ========   ========
Weighted average shares (diluted)                  220,510     238,333    257,111    232,469
                                                 =========    ========   ========   ========

NOTES

All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.

(1)      Excludes stock-based compensation expense as follows:

Cost of revenue                       $   615   $    37   $   690   $  112
Research and development               20,636       659    22,789    1,879
Selling, general and administrative     6,364       263     7,176      825
                                      -------   -------   -------   ------
                                      $27,615   $   959   $30,655   $2,816
                                      =======   =======   =======   ======

(2) Includes employer payroll tax expense on stock option exercises as follows:

Cost of revenue                       $  549   $    47   $   934   $  154
Research and development               5,443       401     9,360    1,735
Selling, general and administrative    2,331       259     4,552    1,036
                                      ------   -------   -------   ------
                                      $8,323   $   707   $14,846   $2,925
                                      ======   =======   =======   ======

                              BROADCOM CORPORATION
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      SEPTEMBER 30,    DECEMBER 31,
                                                          2000            1999
                                                      -------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents                          $  377,813        $180,816
    Short-term investments                                104,570          90,059
    Accounts receivable, net                              152,484          92,124
    Inventory                                              44,471          19,177
    Deferred taxes                                          8,980           8,380
    Other current assets                                   25,807          12,950
                                                       ----------        --------
         Total current assets                             714,125         403,506
Property and equipment, net                                85,961          51,151
Long-term investments                                          --           9,351
Deferred taxes                                            293,766         137,779
Goodwill and purchased intangible assets, net           1,354,419              --
Other assets                                               24,963           7,966
                                                       ----------        --------
         Total assets                                  $2,473,234        $609,753
                                                       ==========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                             $   92,818        $ 46,458
    Accrued liabilities                                    68,405          41,561
    Current portion of long-term debt                       1,152           1,787
                                                       ----------        --------
         Total current liabilities                        162,375          89,806
Long-term debt, less current portion                          702           3,075
Shareholders' equity                                    2,310,157         516,872
                                                       ----------        --------
         Total liabilities and shareholders' equity    $2,473,234        $609,753
                                                       ==========        ========


All historical financial information has been restated to give retroactive effect to acquisitions accounted for using the pooling-of-interests method.